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nStor Technologies, Inc.

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Palo Alto Acquisition Corporation

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Symphony Services Acquires Stonehouse Technologies

Combined Offering Will Further Assist Clients To Identify, Manage and Minimize
Indirect Telecommunications Spend

Palo Alto, Calif. — September 17, 2004 — Symphony Service Corp., (Symphony Services), a global business services outsourcing partner that assures results and time-to-market for its clients, today announced that it has entered into a definitive agreement to acquire Stonehouse Technologies, Inc. (STI), a leader in telecommunication spend management solutions. STI, based in Dallas, TX, is a subsidiary of nStor Technologies, Inc. (AMEX: NSO), which develops data storage solutions for the small and medium-size business markets. The transaction, which is subject to shareholder approval and certain closing conditions, is expected to close during the fourth quarter of 2004.

With its suite of proprietary applications under the MONIES® (Management of Network, Income, Expense and Services) and EMS (Expense Management Solutions) brands, STI has successfully helped a variety of enterprise, municipal and government clients, as well as some of the nation’s largest financial institutions, to identify, manage and control their telecommunications expenses, assets and processes. STI’s products and services have enabled these clients to manage internal and external billings (Billing/Chargeback), manage vendor invoices and reduce billing errors (Invoice Management), reconcile inventory and invoice data (Inventory Management), and streamline ordering and trouble ticket management (Service Request).

STI is intended to be integrated into Symphony Services’ Cost Management Group (CMG), which provides a complete set of IT-enabled business analytics services to help companies monitor, manage and minimize indirect spend by identifying discrepancies, creating efficiencies and validating expenditures. The integration of STI’s applications and industry expertise is intended to bolster the telecom cost management offering of Symphony Services’ CMG, enabling clients to realize even greater benefits from its industry-leading combination of software products and business process outsourcing. The combined offering is intended to help clients further control and lessen their telecom expenses and improve their ability to reduce costs in related areas.

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“Stonehouse Technologies utilizes all three of Symphony Services’ core competencies — large volume data management, analytics and commercial software development — and is expected to broaden and strengthen our current offerings perfectly,” commented Gordon Brooks, president and CEO and of Symphony Service Corp. “Gaining control of telecom and other indirect spend areas represents an opportunity for clients to increase profitability, maximize the value of their investments and focus on their core businesses — without paying unneeded expenses.”

Symphony Services’ CMG manages its clients’ indirect costs through technology-enabled outsourced services. CMG’s solutions are designed to enable clients to gain control over expenditures by providing visibility into both the “supply” and “demand” of indirect operating expenses. Serving as a true extension of its client’s internal team, CMG identifies and rectifies incorrect invoices and renegotiates contracts on behalf of its clients. In addition, the company provides higher-value strategic services such as spend consulting and sourcing strategy by category.

“Symphony Services is recognized in the industry for its ability to help clients come to terms with all of their indirect costs and expenses,” added Dan M. Afrasiabi, president of Stonehouse Technologies, Inc. “We found many synergies between the offerings and approach of each company. By combining the expertise and products of our organizations, our clients will be able to take advantage of solutions and corresponding services that are second-to-none. This combination catapults us into the industry leadership position.”

Stonehouse was founded in 1978 to provide IT consulting services to large businesses. The company’s original MONIES application was developed for a large national bank that required a highly scalable and functional system to manage the expenses for its vast telecommunication network. Since then, the company’s products and services have been implemented by numerous Fortune 500 companies and a number of large governmental entities.

About Symphony Service Corporation

Symphony Service Corporation is a global business services outsourcing partner that assures results and time-to-market for its clients. By combining its intellectual property, such as proprietary software and content, with unmatched expertise in commercial software development, large volume data management and advanced analytics, Symphony Services drives success for high-impact outsourcing initiatives.

Symphony Services is made up of three business groups: the Commercial Software Group (CSG), which provides increased productivity and faster time-to-market for commercial-grade software

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products and solutions; the Cost Management Group (CMG), which helps companies monitor, manage and minimize indirect spend; and the Demand Analytics Group (DAG), which enables clients to better understand market trends, creating new revenue opportunities and reducing customer churn. Symphony Service is headquartered in Palo Alto, CA, with locations in Bangalore, India, Nashville, TN and Waltham, MA. For more information on Symphony Service, please visit its Web site at www.symphonysv.com, or call (650) 935-9500.

About Stonehouse Technologies, Inc.

Stonehouse Technologies, Inc., headquartered in Dallas, Texas, is a provider of telecommunication software and services that help large enterprises and state and local governments manage their communications expenses, assets and processes. These solutions include a suite of modular applications and consulting services, which allow enterprises to manage voice, data and wireless services by providing a systematic approach to automate order processing, monitor expenses, manage vendor invoices, track asset inventory and allocate costs. Additional information can be found by visiting Stonehouse’s web site at www.stonehouse.com.

About nStor Technologies, Inc.

Headquartered in Carlsbad, California, nStor Technologies, Inc. (AMEX: NSO) develops integrated data storage solutions that are ideally suited for small and mid-tier enterprises and small-to-medium business applications. The company’s flagship controller technology and StorView management software form the foundation for the NexStor family of turnkey solutions that support a wide range of operating systems. Designed for storage-intensive environments and mission-critical applications, nStor’s products are available in Fibre Channel, SCSI and SATA configurations. The company markets its storage solutions through leading OEM partners and a global network of systems integrators. For more information, visit www.nstor.com.

nStor will file a proxy statement and other documents regarding the proposed sale described in this press release with the Securities and Exchange Commission. nStor stockholders are urged to read the proxy statement when it becomes available, because it will contain important information. A definitive proxy statement will be sent to stockholders of nStor seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by nStor with the SEC for free at the SEC’s web site, www.sec.gov and at the Investor Relations page of nStor’s web site, www.nstor.com. Copies of the proxy statement and other documents filed by nStor with the SEC may also be obtained free of cost by directing a request to

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Secretary, nStor Technologies, Inc.; 1601 Forum Place, Suite 500; West Palm Beach, FL 33401; (561) 640-3145.

nStor and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies of nStor stockholders in connection with the proposed transaction. Such individuals may have interests in the transaction, including as a result of holding options or shares of nStor common stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed with the SEC. Symphony Service’s wholly-owned subsidiary, Palo Alto Acquisition Corporation, is a party to voting agreements and irrevocable proxies with certain stockholders of nStor, details of which will be contained in a Schedule 13D that will be filed with the SEC.

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Copyright (C) 2004 Symphony Service, Corp. All Rights Reserved. All other brand names, product names, or trademarks belong to their respective holders.

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